Exhibit 99.1
Collegiate Pacific in Exclusive Alliance with Nolan Ryan
DALLAS—(BUSINESS WIRE)—June 28, 2006—Collegiate Pacific Inc. (AMEX:BOO):
— Multi-Year Exclusive Partnership leveraged via Catalog, Web and Road Sales
— Company to Launch Ryan Express Exclusive Products
Collegiate Pacific (AMEX:BOO) today announced it had entered into a multi-year, exclusive relationship with Hall of Fame baseball great and All-Time strikeout leader Nolan Ryan for the purpose of designing new products and marketing existing products to the institutional baseball markets and baseball enthusiasts everywhere. Mr. Ryan joins the Company as Chief Baseball Product Consultant and will be featured on both product and marketing activities across the Collegiate Pacific family of wholly owned companies. Terms of the agreement were not disclosed but it is primarily a performance-based agreement which benefits both parties when products are produced and sold.
Commenting on the relationship, Adam Blumenfeld, President of Collegiate Pacific, stated: “This alliance is not a passive endorsement or promotional relationship. It is a multi-year, exclusive, product-oriented partnership where the Company will work with Nolan in testing and marketing existing products and developing new “best of breed” baseball products available to the institutional and consumer sport enthusiast markets. Given Nolan’s ownership of two professional baseball teams, there is the unique opportunity to design and test new products at the highest levels before introducing them to the markets. We intend to utilize the full breadth of our distribution including 1.5 million catalogs, 175 road sales pros, in-house sales teams and both existing websites/web affiliations and to-be-designed Nolan Ryan-specific web sites to introduce these products to the marketplace. Customers can expect the launch of the Ryan Express Pitching Machine, and Ryan Express In-The-Zone Pitching Target to be just a part of the suite of products introduced during the coming baseball season.
“In addition to the planned new product launches, anytime the Company can associate itself — its catalogs and existing marketing presence — with an icon of the sport of baseball such as Nolan Ryan, it acts to differentiate Collegiate Pacific’s presence in the market and separate us further from the pack. For this we are grateful to Mr. Ryan for his willingness to participate in such an involved manner with the Company.”
Mr. Nolan Ryan stated: “I am delighted to be involved with a Company as innovative and multi-faceted as Collegiate Pacific. Our intention is to develop programs and products that will meet the highest standards of quality and performance for both teams and individual baseball enthusiasts. I look forward to a long and mutually beneficial relationship with the Company.”
Collegiate Pacific is the nation’s fastest growing manufacturer and supplier of sports equipment primarily to the institutional and team dealer markets. The company offers more than 4,500 products to 300,000 prospective and existing customers. The company distributes approximately 1.5 million catalogs annually and employs approximately 175 professional road salesmen. This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to Collegiate Pacific’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, actions and initiatives by current and potential competitors, and certain other additional factors described in Collegiate Pacific’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Collegiate Pacific’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Collegiate Pacific is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
     CONTACT: Collegiate Pacific Inc., Dallas Adam Blumenfeld, 972-243-8100
or
Michael Blumenfeld, 972-243-8100
     SOURCE: Collegiate Pacific Inc.